Exhibit 99.1

Mimecast Announces Second Quarter 2019 Financial Results

Second Quarter Highlights

•	Total revenue of $82.2 million grew 30% yoy on a GAAP basis and 32% in constant currency
•	Added 900 new customers. Total customers 32,200 globally
•	Revenue retention rate of 110%
•	Gross profit percentage of 73%
•	GAAP EPS of $(0.03) per diluted share, Non-GAAP EPS of $0.06 per diluted share

Lexington, MA – November 8, 2018 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the second quarter ended September 30, 2018.

“We strengthened our ability to provide comprehensive cyber resilience solutions to customers on the Mimecast platform. We are adding more customers to the platform every day, broadening the base of products we sell them and enjoying industry leading retention rates from our existing base.” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO Peter Campbell noted, “We enjoyed another record quarter of strong execution, exceeding our guidance on the top and bottom line. We are proud of our ability to show increased leverage even as we maintain strong growth.”

Second Quarter 2019 Financial Highlights

•

Revenue: GAAP revenue for the second quarter of 2019 was $82.2 million, an increase of 30% compared to $63.1 million of GAAP revenue in the second quarter of 2018. Revenue on a constant currency basis increased 32% compared to the second quarter of 2018.

•	Customers: Added 900 net new customers in the second quarter of 2019. We now serve over 32,200 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 110% in the second quarter of 2019, compared to 111% in the second quarter of 2018.
•	Gross Profit Percentage: Gross profit percentage was 73% in the second quarter of 2019, compared to 74% in the second quarter of 2018.
•	GAAP Net Loss: GAAP net loss was $2.1 million, or $(0.03) per diluted share, based on 59.8 million weighted-average shares outstanding.
•	Non-GAAP Net Income: Non-GAAP net income was $3.6 million, or $0.06 per share, based on 62.8 million diluted shares outstanding.
•	Adjusted EBITDA: Adjusted EBITDA was $12.3 million, representing an Adjusted EBITDA margin of 15.0% up from 10.5% in the second quarter of 2018.
•	Free Cash Flow, Cash and Investments: Mimecast generated $4.2 million of free cash flow in the second quarter of 2019. Cash and short-term investments as of September 30, 2018 were $144.4 million.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•

Mimecast extended its cyber resilience vision with a new web security service.  Mimecast Web Security blocks both policy violating and malicious web sites which often deliver malware and phishing attacks. This service is administered via Mimecast’s integrated console supporting both web and email security.

•

Mimecast entered the security training market in the second quarter with the introduction of Mimecast Awareness Training services.  Mimecast Awareness Training is a security awareness training and cyber risk management platform that helps organizations combat information security breaches caused by employee mistakes. Developed by top leadership from the U.S. military, law enforcement and intelligence community, Mimecast AT makes employees an active part of your defense.

•	Mimecast was named a best place to work by Boston Business Journal, Battery Ventures and Glassdoor.
•	On average, Mimecast customers used 3.0 services in the second quarter of 2019. This represents an increase from the average of 2.8 services used by customers in the second quarter of 2018.
•

A total of 38% of customers used Mimecast in conjunction with Microsoft® Office 365® during the second quarter compared to 24% in the second quarter of 2018. More than 12,300 customers of all sizes have selected Mimecast to enhance their security, archive their data, and to provide uptime assurance for their Office 365 investments.

Business Outlook

Mimecast is providing guidance for the third quarter and fiscal year 2019.

Third Quarter 2019 Guidance:

For the third quarter of 2019, revenue is expected to be in the range of $84.3 million to $85.2 million and constant currency revenue growth is expected to be in the range of 28% to 30%. Our guidance is based on exchange rates as of October 31, 2018, and includes an estimated negative impact of $2.1 million resulting from the strengthening of the U.S. dollar compared to the prior year. Adjusted EBITDA for the third quarter is expected to be in the range of $13.0 million to $14.0 million.

Fiscal Year 2019 Guidance:

For the full year 2019, revenue is expected to be in the range of $330.8 million to $334.2 million, or 29% to 30% revenue growth in constant currency.  Foreign exchange rate fluctuations are negatively impacting this guidance by an estimated $6.6 million. Adjusted EBITDA is expected to be in the range of $49.1 million to $50.6 million.

GAAP net loss is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net loss in that it excludes depreciation, amortization, disposals and impairments of long-lived assets, acquisition-related gains and expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange (expense) income and includes rent paid in the period related to locations which are accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net loss or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net loss.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EDT (UTC-05:00) on November 8, 2018.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 3680047.  The call will also be webcast live on the investor relations section of the Company’s website http://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and enter conference ID# 3680047.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website http://investors.mimecast.com.

About Mimecast Limited

Mimecast Limited (NASDAQ: MIME) makes business email and data safer for more than 32,200 customers and millions of employees worldwide. Founded in 2003, the Company’s next-generation cloud-based security, archiving and continuity services protect email, and deliver comprehensive email risk management in a single, fully-integrated subscription service. Mimecast reduces email risk and the complexity and cost of managing the array of point solutions traditionally used to protect email and its data. For customers that have migrated to cloud services like Microsoft® Office 365®, Mimecast mitigates single vendor exposure by strengthening security coverage, combating downtime and improving archiving.

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the third quarter and full year 2019, expected revenue from entities reporting in foreign currencies will be translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net (loss) income, adjusted to exclude: depreciation, amortization, disposals and impairments of long-lived assets, acquisition-related gains and expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange (expense) income predominantly related to the elimination of intercompany balances. Adjusted EBITDA includes rent in the period related to locations which are accounted for as build-to-suit facilities. We define Adjusted EBITDA margin as Adjusted EBITDA over revenue in the period.

Non-GAAP net income. We define non-GAAP net income as net (loss) income less share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expenses, acquisition-related gains and expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain other “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net (loss) income calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain other “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net (loss) income calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, Mimecast’s new cyber resilience offerings and their future success, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Revenue	$82,169	$63,066	$160,573	$121,224
Cost of revenue	21,938	16,543	42,914	31,795
Gross profit	60,231	46,523	117,659	89,429
Operating expenses
Research and development	14,157	8,262	27,257	16,183
Sales and marketing	34,705	30,155	68,908	57,714
General and administrative	12,448	8,614	24,662	17,151
Restructuring	(170)	—	(170)	—
Total operating expenses	61,140	47,031	120,657	91,048
Loss from operations	(909)	(508)	(2,998)	(1,619)
Other income (expense)
Interest income	543	314	987	553
Interest expense	(1,568)	(69)	(2,095)	(100)
Foreign exchange expense and other, net	498	(655)	57	(1,195)
Total other income (expense), net	(527)	(410)	(1,051)	(742)
Loss before income taxes	(1,436)	(918)	(4,049)	(2,361)
Provision for income taxes	622	421	1,480	878
Net loss	$(2,058)	$(1,339)	$(5,529)	$(3,239)

Net loss per ordinary share
Basic and diluted	$(0.03)	$(0.02)	$(0.09)	$(0.06)
Weighted-average number of ordinary shares outstanding:
Basic and diluted	59,800	57,027	59,489	56,662

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of September 30,	As of March 31,
	2018	2018
Assets
Current assets
Cash and cash equivalents	$118,881	$78,339
Short-term investments	25,491	58,871
Accounts receivable, net	59,966	65,392
Deferred contract costs, net	6,265	—
Prepaid expenses and other current assets	12,282	15,302
Total current assets	222,885	217,904

Property and equipment, net	131,608	123,822
Intangible assets, net	29,521	9,819
Goodwill	103,062	5,631
Deferred contract costs, net of current portion	21,319	—
Other assets	2,393	1,222
Total assets	$510,788	$358,398

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$7,236	$6,052
Accrued expenses and other current liabilities	37,553	33,878
Deferred revenue	124,894	123,057
Current portion of capital lease obligations	1,164	1,125
Current portion of long-term debt	2,814	—
Total current liabilities	173,661	164,112

Deferred revenue, net of current portion	11,722	18,045
Long-term capital lease obligations	1,892	2,390
Long-term debt	95,154	—
Construction financing lease obligations	76,269	67,205
Other non-current liabilities	7,342	4,954
Total liabilities	366,040	256,706

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 60,042,667 and 58,949,644 shares issued and outstanding as of September 30, 2018 and March 31, 2018, respectively	721	707
Additional paid-in capital	233,302	212,839
Accumulated deficit	(82,160)	(106,507)
Accumulated other comprehensive loss	(7,115)	(5,347)
Total shareholders' equity	144,748	101,692
Total liabilities and shareholders' equity	$510,788	$358,398

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Operating activities
Net loss	$(2,058)	$(1,339)	$(5,529)	$(3,239)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,354	4,250	14,280	7,859
Share-based compensation expense	6,109	2,910	11,290	5,556
Amortization of deferred contract costs	1,493	—	2,879	—
Amortization of debt issuance costs	123	3	123	5
Other non-cash items	(353)	77	(372)	159
Unrealized currency (gain) loss on foreign denominated transactions	(388)	415	(499)	798
Changes in assets and liabilities:
Accounts receivable	(3,622)	(4,748)	2,457	(319)
Prepaid expenses and other current assets	1,713	(2,210)	3,282	(1,774)
Deferred contract costs	(3,936)	—	(7,771)	—
Other assets	(1,110)	39	(1,208)	33
Accounts payable	2,863	217	2,971	1,493
Deferred revenue	4,125	5,201	6,646	7,445
Accrued expenses and other liabilities	156	2,519	554	956
Net cash provided by operating activities	12,469	7,334	29,103	18,972
Investing activities
Purchases of investments	(6,984)	(8,990)	(6,984)	(24,521)
Maturities of investments	23,500	23,000	40,500	38,500
Purchases of property, equipment and capitalized software	(8,268)	(5,673)	(15,843)	(13,403)
Payments for acquisitions, net of cash acquired	(108,913)	—	(108,913)	—
Net cash provided by (used in) investing activities	(100,665)	8,337	(91,240)	576
Financing activities
Proceeds from issuance of ordinary shares	3,307	2,991	9,211	6,436
Payments on debt	(625)	(545)	(625)	(1,078)
Payments on capital lease obligations	(239)	(189)	(442)	(189)
Payments on construction financing lease obligations	(427)	—	(840)	—
Proceeds from issuance of debt, net of issuance costs	97,748	—	97,748	—
Net cash provided by financing activities	99,764	2,257	105,052	5,169
Effect of foreign exchange rates on cash	(217)	11	(2,373)	892
Net increase in cash and cash equivalents	11,351	17,939	40,542	25,609

Cash and cash equivalents at beginning of period	107,530	58,989	78,339	51,319
Cash and cash equivalents at end of period	$118,881	$76,928	$118,881	$76,928

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
	(dollars in thousands)
Revenue constant currency growth rate (1)	32%	41%	32%	42%
Revenue retention rate (2)	110%	111%	110%	111%
Total customers (3)	32,200	28,200	32,200	28,200
Gross profit percentage	73%	74%	73%	74%
Adjusted EBITDA (1)	$12,312	$6,652	$22,270	$11,796

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. We include add-on, or upsell, revenue from additional employees and services purchased by existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported to revenue constant currency growth rate:

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$82,169	$63,066	$160,573	$121,224
Revenue year-over-year growth rate, as reported	30%	42%	32%	41%
Estimated impact of foreign currency fluctuations	2%	(1)%	—%	1%
Revenue constant currency growth rate	32%	41%	32%	42%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.071	0.076	0.075	0.076
GBP	1.303	1.309	1.332	1.294
AUD	0.731	0.789	0.744	0.770

The following table presents a reconciliation of Net loss to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Reconciliation of Non-GAAP Net Income:
Net loss	$(2,058)	$(1,339)	$(5,529)	$(3,239)
Share-based compensation expense	6,109	2,910	11,290	5,556
Amortization of acquired intangible assets (1)	370	43	413	86
Acquisition-related expenses	717	—	1,447	—
Restructuring (2)	(170)	—	(170)	—
Gain on previously held asset	(338)	—	(338)	—
Income tax effect of Non-GAAP adjustments	(1,028)	(1,473)	(1,303)	(1,807)
Non-GAAP net income	$3,602	$141	$5,810	$596
Non-GAAP net income per ordinary share - basic	$0.06	$0.00	$0.10	$0.01
Non-GAAP net income per ordinary share - diluted	$0.06	$0.00	$0.09	$0.01
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	59,800	57,027	59,489	56,662
Diluted	62,783	60,938	62,689	60,793

(1)	Prior period amounts have been updated to conform to the current period presentation.
(2)	The restructuring expense during the three and six months ended September 30, 2018 related to the exit from our former North American headquarters facility located in Watertown, Massachusetts.

The following table presents a reconciliation of Net loss to Adjusted EBITDA:

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(2,058)	$(1,339)	$(5,529)	$(3,239)
Depreciation, amortization and disposals of long-lived assets	7,354	4,250	14,280	7,859
Rent expense related to build-to-suit facilities	(1,028)	—	(1,918)	—
Interest expense (income), net	1,025	(245)	1,108	(453)
Provision for income taxes	622	421	1,480	878
Share-based compensation expense	6,109	2,910	11,290	5,556
Restructuring	(170)	—	(170)	—
Foreign exchange expense and other	79	655	620	1,195
Acquisition-related expenses	717	—	1,447	—
Gain on previously held asset	(338)	—	(338)	—
Adjusted EBITDA	$12,312	$6,652	$22,270	$11,796

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$12,469	$7,334	$29,103	$18,972
Purchases of property, equipment and capitalized software	(8,268)	(5,673)	(15,843)	(13,403)
Free Cash Flow	$4,201	$1,661	$13,260	$5,569

Share-based compensation expense for the three and six months ended September 30, 2018 and 2017 (in thousands):

	Three months ended September 30,		Six months ended September 30,
	2018	2017	2018	2017
Cost of revenue	$420	$236	$824	$442
Research and development	1,571	601	2,901	1,283
Sales and marketing	1,965	1,122	3,796	2,070
General and administrative	2,153	951	3,769	1,761
Total share-based compensation expense	$6,109	$2,910	$11,290	$5,556

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Challenging Complexity

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074